UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2011

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 26, 2011, the Company held its Annual Meeting of Shareholders at which: (i) nine directors to the Company’s Board of Directors were elected, (ii) an advisory vote was taken on the frequency of future advisory stockholder votes on executive compensation, (iii) executive compensation was approved in an advisory vote, and (iv) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm was ratified.  The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the Annual Meeting of Shareholders, were as follows:

(i) Election of Directors	For	Withheld	Broker Non-Votes
W. Blake Baird	33,474,039	112,206	3,811,142
Michael J. Chun	32,603,937	982,308	3,811,142
W. Allen Doane	33,042,896	543,349	3,811,142
Walter A. Dods, Jr.	33,274,708	311,537	3,811,142
Charles G. King	33,262,890	323,355	3,811,142
Stanley M. Kuriyama	33,284,983	301,262	3,811,142
Constance H. Lau	31,293,703	2,292,542	3,811,142
Douglas M. Pasquale	33,133,062	453,183	3,811,142
Jeffrey N. Watanabe	33,485,135	101,110	3,811,142

(ii) Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
	27,871,531	1,964,610	3,219,779	530,325	3,811,142

(iii) Advisory Vote on Executive Compensation	For	Against	Abstain	Broker Non-Votes
	32,240,721	507,256	838,268	3,811,142

(iv) Ratification of Appointment of Independent Registered Public Accounting Firm	For	Against	Abstain	Broker Non-Votes
	36,832,888	505,936	58,563	0

The Company’s Board of Directors has considered the voting results with respect to the frequency of advisory votes on executive compensation, and determined that the Company will hold an annual advisory vote on the compensation of named executive officers until the next required vote on the frequency of advisory votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 26, 2011

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin
Christopher J. Benjamin
Senior Vice President,
Chief Financial Officer and Treasurer